Exhibit 10.1

Amendment No. 2

To

Non-Plan Stock Compensation Election

and Terms and Conditions

Reference is made to that certain election agreement pursuant to which Phio Pharmaceuticals, Corp. (the “Company”) permitted Geert Cauwenbergh, Dr. Med. Sc. (the “Executive”) to make an irrevocable election to receive Compensation for the period from September 15, 2018 through February 28, 2019 (the “Covered Period”) in the form of cash or restricted shares of Company Common Stock (as amended by Amendment No. 1 on December 19, 2018, the “Election Agreement”). All capitalized but undefined words used herein shall have the meaning set forth in the Election Agreement.

WHEREAS, pursuant to the Election Agreement, the Executive irrevocably elected to receive 50% of his Compensation in the form of a series of grants of unvested, restricted shares of Common Stock (“RSUs”); and

WHEREAS, all RSUs received pursuant to a Stock Election vest in full on March 1, 2019 (the “Initial Vesting Date”).

In consideration of the mutual agreements contained herein, the Executive and the Company hereto agree as follows:

1.       All RSUs received pursuant to a Stock Election during the Covered Period will vest in full on June 1, 2019 (the “New Vesting Date”).

3.       Other than providing for the New Vesting Date, this amendment shall not alter any of the terms, obligations, or rights contained in the Election Agreement.

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Phio Pharmaceuticals Corp.

By: /s/Gerrit Dispersyn

Name: Gerrit Dispersyn

Title: President & COO

By signing below the Executive agrees to the New Vesting Date.

Geert Cauwenbergh, Dr. Med. Sc.

By: /s/Geert Cauwenbergh

Date: February 14, 2019

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